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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-78471, 333-78467, 333-78469 and 333-78473) pertaining to the
1998 Employee Stock Purchase Plan, the Amended and Restated 1997 Stock Incentive Plan, the Amended and Restated 1989 Stock Option Plan and the 1998 Director Stock Option Plan of Bottomline Technologies (de), Inc. of our report dated November 10, 2000 with respect to the consolidated financial statements of Checkpoint (Holdings) Limited as of April 30, 2000 and 1999 and for the one year ended April 30, 2000 and the period January 11, 1999 (inception) to April 30, 1999 and Checkpoint Security Services Limited for the period May 1, 1998 to March 10, 1999 included in Bottomline Technologies (de), Inc.'s Current Report on Form 8-K/A, dated November 13, 2000, filed with the Securities and Exchange Commission.

                                                              /s/  Ernst & Young

November 10, 2000
Reading, England